SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              PEABODYS COFFEE, INC.
             (Exact name of registrant as specified in its charter)


             NEVADA                                       98-0209293
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                           3845 ATHERTON ROAD, SUITE 9
                                ROCKLIN, CA 95765
               (Address of Principal Executive Office) (Zip Code)


                              CONSULTING AGREEMENTS
                            (Full title of the plans)


                                  TODD TKACHUK
                           3845 ATHERTON ROAD, SUITE 9
                                ROCKLIN, CA 95765
                                 (916) 632-6090
 (Name, address and telephone number, including area code, of agent for service)


                                    Copy to:
                            WILLIAM F. WEBSTER, ESQ.
                             801 K STREET, SUITE 900
                              SACRAMENTO, CA 95814
                                 (916) 321-4427

                         CALCULATION OF REGISTRATION FEE


                                     Proposed            Proposed
Title of                             Amount              Maximum           Maximum            Amount of
Securities to                        to be               Offering Price    Aggregate          Registration
Be Registered                        Registered          Per Share         Offering Price     Fee
-------------                        ----------          ----------        --------------     ---

Consulting Agreement--Heeres         50,000 Shares       $ 0.50 (1)        $  25,000.00       $  6.60
Common Stock, $0.001 par value

Consulting Agreement--Lyman          75,000 Shares       $ 0.50 (1)        $  37,500.00       $  9.90
Common Stock, $0.001 par value

Consulting Agreement--Omielan        40,000 Shares       $ 0.50 (1)        $  20,000.00       $  5.28
Common Stock, $0.001 par value

Consulting Agreement--Ward           100,000 Shares      $ 0.50 (1)        $  50,000.00       $ 13.20
Common Stock, $0.001 par value

Consulting Agreement--Ogrim          150,000 Shares      $ 1.51 (2)        $ 226,500.00       $ 59.80
Common Stock, $0.001 par value

TOTAL REGISTRATION FEE                                                                        $ 94.78

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) by taking the exercise price per share as to outstanding but unexercised options under the agreement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the bid and asked price, as reported by the OTC Bulletin Board, on April 25, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Peabodys Coffee, Inc. (the "Company"), are hereby incorporated by reference in this Registration Statement except as superseded or modified herein:

     the Company's effective Registration Statement on Form 10-SB, originally filed with the Commission under the Exchange Act on December 21, 1999, including any amendments thereto ("Form 10-SB"); and

     the description of the Company's capital stock which is contained in the Form 10-SB.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada General Corporation Law allows a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust, or other enterprise. The Company's bylaws contain no provisions regarding indemnification of directors.

     Nevada law permits the corporation to advance expenses in connection with defending any such proceedings, provided that the indemnitee undertakes to repay any such advances if it is later determined that such person was not entitled to be indemnified by the corporation. The Company's bylaws contain no provisions regarding the advance of such funds.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8.   EXHIBITS.

     3.1       Articles of Incorporation of the Company, as amended*

     5.1       Opinion re legality of Webster Law Firm

     23.1      Consent of Nicholson & Olson LLP, Independent Auditor

     23.2      Consent of Webster Law Firm (included in Exhibit 5.1)

     24.1      Power of Attorney (included on signature page)

     *Incorporated by reference to the Company's Registration Statement on Form 10-SB, as amended, originally filed with the Commission under the Exchange Act on December 21, 1999.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section

15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocklin, State of California, on April 30, 2000.

     PEABODYS COFFEE, INC.


     By: /S/ TODD N. TKACHUK
         ----------------------------
         Todd N. Tkachuk, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd N. Tkachuk his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                           Title                                       Date
---------                           -----                                       ----

/S/ TODD N. TKACHUK                 President, Chief Financial Officer,         April 30, 2000
------------------------            and Director (Principal Executive
Todd N. Tkachuk                     Officer  and Principal Financial Officer)


/S/ ROLF MANDICH                    Controller                                  April 30, 2000
------------------------
Rolf Mandich


/S/ ROMAN KUJATH                    Director                                    April 30, 2000
------------------------
Roman Kujath


/S/ BARRY GIBBONS                   Director                                    April 30, 2000
------------------------
Barry Gibbons

                                  EXHIBIT INDEX

Exhibit
Number         Description

3.1            Articles of Incorporation of the Company, as amended*

5.1            Opinion re legality of Webster Law Firm

23.1           Consent of Nicholson & Olson LLP, Independent Auditor

23.2           Consent of Webster Law Firm (included in Exhibit 5.1)

24.1           Power of Attorney (included on signature page)

     *Incorporated by reference to the Company's Registration Statement on Form 10-SB, as amended, originally filed with the Commission under the Exchange Act on December 21, 1999.